                                                     EXHIBIT 4-18


=================================================================


               TWENTY-SIXTH SUPPLEMENTAL INDENTURE


                  Dated as of December 1, 1992



     (Supplemental to Indenture Dated as of March 15, 1946)


                        ----------------


              PENNSYLVANIA GAS AND WATER COMPANY
   (formerly Scranton-Spring Brook Water Service Company)


                            TO

               MORGAN GUARANTY TRUST COMPANY
                       OF NEW YORK,
                                        Trustee


                        ----------------


         First Mortgage Bonds 8.375% Series due 2002



=================================================================

   TWENTY-SIXTH SUPPLEMENTAL INDENTURE, dated as of the first day of December 1992, made by and between PENNSYLVANIA GAS AND WATER COMPANY (formerly Scranton-Spring Brook Water Service Company), a corporation organized and existing under the laws of the Common-wealth of Pennsylvania (hereinafter sometimes called the "Com-pany"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a corporation organized and existing under the laws of the State of New York and having its principal place of business at No. 60 Wall Street, in The City of New York, New York as Trustee (here-inafter sometimes called the "Trustee").

   WHEREAS, the Company executed and delivered its Indenture (hereinafter called the "Original Indenture") dated as of March 15, 1946, to Guaranty Trust Company of New York, now Morgan Guaranty Trust Company of New York, to secure its First Mortgage Bonds and has executed and delivered twenty-five indentures supplemental thereto dated respectively as of February 15, 1951; as of September 15, 1951; as of January 15, 1952; as of March 15, 1952; as of June 15, 1952; as of December 1, 1954; as of
April 15, 1956; as of November 15,1956; as of March 15, 1957; as of September 1, 1958; as of April 15, 1959; as of July 15, 1960; as of October 31, 1961; as of December 15, 1961; as of December 15, 1963; as of June 15, 1966; as of October 15, 1967; as of May 1, 1970; as of June 1, 1972; as of March 1, 1976; as of December 1, 1976; as of August 15, 1989; as of August 15, 1989; as of September 1, 1991; and as of September 1, 1992 (the Original Indenture as heretofore supplemented and to be supple-mented by this Twenty-Sixth Supplemental Indenture, and as the same may be further supplemented by additional indentures sup-plemental thereto, being hereinafter collectively called the "Indenture"), and

   WHEREAS, the Company at November 30, 1992 (i) had retired all of the original issue of $24,500,000 principal amount of bonds of a series designated First Mortgage Bonds 2 7/8% Series due 1976 (hereinafter called "bonds of the First Series"), all of the original issue of $4,000,000 principal amount of bonds of a series designated First Mortgage Bonds 3 1/2% Series due 1982, all of the original issue of $1,000,000 principal amount of bonds of a series designated First Mortgage Bonds 4 7/8% Series due 1987, all of the original issue of $2,000,000 principal amount of bonds of a series designated First Mortgage Bonds 4 3/4% Series due 1983, all of the original issue of $3,000,000 principal amount of bonds of a series designated First Mortgage Bonds
5 1/2% Series due 1985, all of the original issue of $3,000,000 principal amount of bonds of a series designated First Mortgage Bonds 5% Series due 1986, all of the original issue of $5,000,000 principal amount of bonds of a series designated First Mortgage Bonds 4 5/8% Series due 1988, all of the original issue of $4,000,000 principal amount of bonds of a series designated First Mortgage Bonds 5 7/8% Series due 1991, all of the original issue of $15,000,000 principal amount of bonds of a series designated First Mortgage Bonds 9% Series due 1991, and all of the original issue of $10,000,000 principal amount of bonds of a series desig-nated First Mortgage Bonds 6 7/8% Series due 1992 and (ii) had outstanding and secured by the Original Indenture, as so supple-mented to the date hereof, $6,060,000 (of an original issue of $12,000,000) principal amount of bonds of a series designated First Mortgage Bonds 10% Series due 1995, $3,955,000 (of an original issue of $7,000,000) principal amount of bonds of a series designated First Mortgage Bonds 8% Series due, 1997, $5,000,000 (of an original issue of $20,000,000) principal amount of bonds of a series designated First Mortgage Bonds 9 1/4%
Series due 1996, $10,000,000 (of an original issue of $10,000,000)
principal amount of bonds of a series designated First Mortgage Bonds 9.23% Series due 1999, $15,000,000 (of an
original issue of $15,000,000) principal amount of bonds of a series designated First Mortgage Bonds 9.34% Series due 2019, $50,000,000 (of an original issue of $50,000,000) principal amount of bonds of a series designated First Mortgage Bonds 9.57%
Series due 1996, and $50,000,000 (of an original issue of $50,000,000) principal amount of bonds of a series designated First Mortgage Bonds 7.20% Series due 2017; and

   WHEREAS, Article 3 of the Original Indenture provides that additional bonds of any one or more series may be issued from time to time in accordance with and subject to the conditions, provisions and limitations set forth in said Article 3; and

   WHEREAS, Section 2.02 of the Original Indenture provides that before any bonds of any series, other than bonds of the First Series, shall be authenticated and delivered, the Company shall execute and deliver to the Trustee a supplemental indenture, in recordable form, containing the particulars of the new series of bonds as required by said Section 2.02 and containing appropriate provisions giving to such bonds the protection and security of the Original Indenture, and

   WHEREAS, Section 14.01 of the Original Indenture provides, among other things, that the Company, when authorized by a reso-lution of its Board of Directors, and the Trustee from time to time may enter into an indenture or indentures supplemental thereto and which thereafter shall form a part thereof for any one or more of the following purposes, among others, to provide for the creation of any series of bonds (other than bonds of the First Series), designating the series to be created and specifying the form and provisions of bonds of such series; and

   WHEREAS, Section 14.02 of the Original Indenture provides that the Trustee is authorized to join with the Company in the execu-tion of any such supplemental indenture; and

   WHEREAS, the Company in the course of its business has acquired certain additional properties, which properties are intended by the terms of the Granting Clauses, of the Original
Indenture to be subject to the lien thereof; and

   WHEREAS, in accordance with the provisions of Section 4.12 and
Section 14.01 of the Original Indenture, the Company desires in and by this Twenty-Sixth Supplemental Indenture to record the description of and confirm unto the Trustee such properties, which properties (except such as are reserved or excepted from the lien and operation of the Indenture by virtue of the excep-tions contained in the Granting Clauses thereof) are now subject to the lien of the Indenture by virtue of the provisions thereof conveying to the Trustee property acquired after its execution and delivery; and

   WHEREAS, the Company now desires to create a new series of bonds under the Indenture, to be known and designated as its First Mortgage Bonds 8.375% Series due 2002 (hereinafter some-times called "bonds of the Eighteenth Series"); and

   WHEREAS, the Company proposes to execute and to request the Trustee to authenticate and deliver up to $30,000,000 principal amount of bonds of the Eighteenth Series pursuant to the provi-sions of Section 3.02 to 3.06, both inclusive of the Original Indenture; and

   WHEREAS, the bonds of the Eighteenth Series and the Trustee's certificate to be endorsed on such bonds are to be substantially in the form following (any of the provisions of such bonds may be set forth on the reverse side thereof):

             [FORM OF BOND OF THE EIGHTEENTH SERIES]

               PENNSYLVANIA GAS AND WATER COMPANY
     (Formerly Scranton-Spring Brook Water Service Company)
           First Mortgage Bond 8.375% Series due 2002

No.                                              $
   ---------------                                ---------------

   PENNSYLVANIA GAS AND WATER COMPANY (formerly Scranton-Spring Brook Water Service Company) a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter sometimes called the "Company"), for value received, promises to
pay to                         , or registered assigns, on
       ------------------------
December 1, 2002 (unless this bond shall have been called for previous redemption and provision made for the payment of the
redemption price thereof),                 Dollars at the Com-
                           ---------------
pany's office or agency in the Borough of Manhattan, The City of New York, and, except as otherwise set forth below, semi-annually on the first day of December and the first day of June in each year commencing June 1, 1993 to pay interest thereon, at said office or agency, at the rate of 8.375% per annum from the date of this bond (except that if this bond be dated after the first interest payment date for bonds of this series it shall bear interest, from the interest payment date next preceding the date of this bond, and except that if this bond be dated between a record date (as defined in Section 1.01 of the Twenty-Sixth Sup-plemental Indenture dated as of December 1, 1992 (the "Twenty-Sixth Supplemental Indenture")) and the interest payment date in respect thereof, it shall bear interest from such interest pay-ment date), until the Company's obligation with respect to such principal sum shall be discharged; provided that, so long as there is no existing default in the payment of interest, and ex-cept for the payment of defaulted interest, the interest payable on any June 1 or December 1 will be paid to the person in whose name this bond was registered at the close of business on the fifteenth day of May or the fifteenth day of November next pre-ceding such interest payment date. The principal of, premium if any, and the interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

   This bond is one of an issue of bonds of the Company, known as its First Mortgage Bonds, issued and to be issued in one or more series under, and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of the indenture hereinafter men-tioned, may afford additional security for the bonds of any par-ticular series) by a certain mortgage and deed of trust, dated as of March 15, 1946 (hereinafter called the "Original Indenture"), and by twenty-six indentures supplemental thereto (of which the Seventeenth Supplemental Indenture. dated as of October 15, 1967, the Eighteenth Supplemental Indenture, dated as of May 1, 1970, and the Twentieth Supplemental Indenture, dated as of March 1, 1976, amended certain provisions of the Original Indenture) (said Original Indenture and all said indentures supplemental thereto being hereinafter collectively called the "Indenture"), made by the Company to Guaranty Trust Company of New York and, after the change of name of Guaranty Trust Company of New York to Morgan Guaranty Trust Company of New York, to Morgan Guaranty Trust Com-pany of New York, as Trustee (hereinafter called the "Trustee"), to which Indenture (and to all additional indentures supplemental thereto) reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustee, and the holders of said bonds under the Indenture, and the terms and conditions upon which said bonds are secured, to all of the pro-visions of which Indenture and of all such additional supplemen-tal indentures in respect of such security, including the provisions of the Indenture permitting the issue of bonds of any series in respect of property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this bond, assents. To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of said bonds (including those pertaining to any sinking or other fund) may be changed and modified, with the consent of the Company, by the holders of at least 75% in aggregate princi-pal amount of the bonds then outstanding (or, if one or more, but less than all, series of bonds are affected, by the holders of at least 75% in aggregate principal amount of outstanding bonds of such one or more series so affected), such percentage being determined as provided in the Indenture; provided, however, that without the consent of the holder hereof no such modification or alteration shall be made which will extend the time of payment of the principal of, premium, if any, or the interest on this bond or reduce the principal amount hereof, or premium, if any, or the rate of interest hereon or effect any other modification of the term of payment of such principal or interest or will permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any of the mortgaged property, or will deprive any non-assenting holder of this bond of a lien upon the mortgaged property for the security of this bond, or will reduce the percentage of bonds required for the aforesaid action under the Indenture and provided further that, as provided in Section 4.02 of the Twentieth Supplemental Indenture, when all bonds of all series issued prior to January 1, 1976, shall cease to be outstanding, each reference to "75%" in this sentence shall become "60%." This bond is one of a series of bonds designated as the First Mortgage Bonds 8.375% Series due 2002 of the Com-pany.

   The bonds of this series are subject to redemption upon not less than thirty (30) nor more than sixty (60) days' prior notice, in whole or in part (but if in part on a pro rata basis with bonds of all other series then outstanding under the Inden-
ture), pursuant to the provisions of Section 8.13 of the Inden-ture at a redemption price equal to 100% of the principal amount of the bonds of this series to be redeemed plus interest accrued to the date fixed for redemption. The bonds of this series are not otherwise subject to redemption prior to their maturity.

   If this bond shall be called for redemption, and payment of the redemption price shall be duly provided by the Company as specified in the Indenture, interest shall cease to accrue hereon from and after the date of redemption fixed in the notice there-of.

   The principal of this bond nay be declared or may become due prior to the maturity date hereinbefore named, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein defined.

   This bond is transferable by the registered owner hereof in person or by his duly authorized attorney at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and thereupon a new bond or bonds of the same series and maturity, for a like aggre-gate principal amount, will be issued to the transferee in exchange therefor, as provided in the Indenture. The Company and the Trustee and any registrar and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

   This bond, alone or with other bonds of the same series and maturity, may in like manner be exchanged at such office or agency for one or more new bonds of the same series and maturity, in denominations of $1,000 and multiples thereof from time to time authorized by the Board of Directors of the Company, of the same aggregate principal amount. Upon each such transfer or exchange the Company may require the payment of charges as prescribed in the Indenture.

   No recourse under or upon any covenant or obligation of the Indenture, or of any bonds thereby secured, or for any claim based thereon, or otherwise in any manner in respect thereof, shall be had against any incorporator, subscriber to the capi-tal stock, shareholder, officer or director, as such, whether former, present or future, of the Company or any successor corpo-ration, either directly, or indirectly through the Company or the Trustee, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any constitution, statute, contract of subscription or otherwise (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of stockholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the stock-holders), any and all such liability of incorporators, stock-holders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this bond, and being likewise waived and released by the terms of the Inden-ture under which this bond is issued.

   This bond shall not be valid or become obligatory for any purpose until the certificate of authentication endorsed hereon shall have been signed hy Morgan Guaranty Trust Company of New
York, or its successor, as Trustee under the Indenture.





   IN WITNESS WHEREOF, PENNSYLVANIA GAS AND WATER COMPANY has caused this bond to be signed in its name by, or to bear the facsimile signature of, its President or a Vice President, and its corporate seal to be affixed hereto and attested by, or to bear the facsimile signature of its Secretary or an Assistant Secretary.


Dated:

                       PENNSYLVANIA OAS AND WATER COMPANY

                       By:
                           -----------------------------------
                                   Vice President

Attest:



-------------------------------
           Secretary

        [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

   This bond is one of the bonds of the series designated therein, described in the within-mentioned Indenture.

MORGAN GUARANTY TRUST COMPANY
   OF NEW YORK, as Trustee





By:
    -------------------------------
          Authorized Officer


                  [End of Form of Bond]

   WHEREAS, all requirements of law and of the restated articles; of incorporation, as amended and by-laws of the Company, including all requisite action on the part of its directors and officers, relating to the execution of this Twenty-Sixth Supple-Indenture have been complied with and observed, and all things necessary to make this Twenty-Sixth Supplemental Indenture a valid and legally binding instrument in accordance with its terms for the security of all bonds from time to time issued under the Indenture have happened, been done and been performed, and the issue of the bonds of the Eighteenth Series, hereinafter referred to, has been in all respects duly authorized;

   NOW, THEREFORE, THIS TWENTY-SIXTH SUPPLEMENTAL INDENTURE
WITNESSETH: That PENNSYLVANIA GAS AND WATER COMPANY, in consider-ation of the premises and of One Dollar ($1.00) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of, premium, if any, and interest on all bonds from time to time outstanding under the Indenture, according to the terms of said bonds and to secure the performance and observance of all the covenants and conditions therein and in the Indenture contained, and to declare the terms and conditions upon and subject to which bonds of the Eighteenth Series are and are to be issued and secured, hath granted, bar-gained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, created a security interest in, pledged, set over and confirmed, and by these presents doth grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, create a security interest in, pledge, set over and confirm unto Morgan Guaranty Trust Company of New York, as Trustee, and its successor or successors in the trust and its or their assigns forever, the following described property - that is to say:

   All property, real, personal and mixed, tangible and intangible, of the Company whether now owned or hereafter acquired by it (except such property as is expressly excepted from the lien and the operation of this Indenture).

   Without limitation of the foregoing, all real estate and interests in or relating to real estate, plants, properties and equipment, and all pumping and transmission systems and facilities, together with all franchises, grants, easements, permits, privileges, appurtenances, tenements and other rights and property thereunto belonging or appertaining, whether now owned by the Company or hereafter acquired by it and used in its business of impounding, storing, transporting and selling water, or in its business of manufacturing, storing, transporting and selling gas, at wholesale or retail, for domestic, commercial, industrial and municipal use and consumption.

   Also, without limitation of the foregoing, all buildings, im-provements, standpipes, towers, reservoirs, wells, springs, flumes, sluices, canals, basins, cribs, mains, conduits, hydrants, valves, pipes, pipe lines, service pipes, tanks, shops, structures, purification systems, pumping stations, pumps, meters, fixtures, machinery and equipment, used or useful for the impounding, procuring, transmission or distribution of water; all generators, conveyors, purifiers, holders, power plants, fix-tures, engines, boilers, pumps, meters, transmission and distri-bution mains, machinery and equipment used or useful for the manufacture, transmission or distribution of gas; and all and every character of apparatus whatsoever used or useful for pro-curing, manufacturing, transmitting or distributing water or gas, whether the same or any thereof are now owned by the Company or hereafter acquired by it.

   Also without limitation of the foregoing, all real estate and interests in real estate acquired by sale or by merger of sub-sidiary or constituent companies, now owned or as may be subse-quently acquired by the Company.

   The property covered by the lien of the Indenture shall include particularly, among other property, without prejudice to the generality of the language hereinbefore or hereinafter con-tained, the following described property (which generally includes property additions through October 31, 1992, except such property as is expressly excepted from the lien and operation of the Indenture):

                                I

   The following piece or parcel of land situate in the County of Lackawanna and Commonwealth of Pennsylvania, to wit:

   01. Parcel of land situate in the Township of South Abington, Lackawanna County, from Rendon Corporation, by Deed dated
August 17, 1992 and recorded August 21, 1992 in Lackawanna County
Deed Book 1406 at Page 49.  Containing nine and ninth-tenths
(9.9) acres.

                               II

   The following rights-of-way and/or easements situate in the County of Columbia and Commonwealth of Pennsylvania, to wit:

   01. Right-of-way for gas pipeline in the Town of Bloomsburg, Columbia County, from Bloomsburg Hospital Properties, by Inden-ture dated June 25,1990 and recorded September 24, 1992 in Columbia County Record Book 513 at Page 163.

   02.  Right-of-way for gas pipeline in the Township of South
Centre, Columbia County, from Mangino Holding Corporation, by
Indenture dated October 26, 1992 and recorded October 29, 1992 in
Columbia County Record Book 516 at Page 420.

                                    III

   The following rights-of-way and/or easements situate in the County of Lackawanna and Commonwealth of Pennsylvania, to wit:

   01. Right-of-way for gas pipeline in the City of Carbondale, Lackawanna County, from Gregory Angotti, et ux, by Indenture dated July 27, 1992, and recorded September 25, 1992 in
Lackawanna County Deed Book 1409 at Page 345.

   02.  Right-of-way for gas pipeline in the Township of South
Abington, Lackawanna County, from Steven L. Gray, by Indenture dated July 28, 1992 and recorded September 25, 1992 in Lackawanna
County Deed Book 1409 at Page 349.

   03. Right-of-way for gas pipeline in the Borough of Taylor, Lackawanna County, from Scranton-Lackawanna Industrial Building
Company, by Indenture dated July 28, 1992 and recorded
September 1992, in Lackawanna County Deed Book 1409 at Page 391.

   04.  Right-of-way for gas pipeline in the Borough of Dickson
City, Lackawanna County, from Paul Sporer, by Indenture dated
July 30, 1992 and recorded September 25, 1992 in Lackawanna
County Deed Book 1409 at Page 353.

   05. Right-of-way for gas pipeline in the City of Scranton, Lackawanna County, from Barry Capwell, by Indenture dated
August 7, 1992 and recorded September 25, 1992 in Lackawanna
County Deed Book 1409 Page 357.

   06. Right-of-way for gas pipeline in the City of Scranton, Lackawanna County, from Robert J. Walker, Jr., et al, by Inden-ture dated August 11, 1992 and recorded September 25, 1992 in
Lackawanna County Deed Book 1409 at Page 361.

   07.  Right-of-way for gas pipeline in the Borough of Dickson
City, Lackawanna County, from Bell Mountain Village, by Indenture dated August 12, 1992 and recorded September 25, 1992 in
Lackawanna County Deed Book 1409 at Page 397.

   08.  Right-of-way for water pipeline in the Borough of Dickson
City, Lackawanna County, from Bell Mountain Village, by Indenture dated August 12, 1992 and recorded September 25, 1992 in
Lackawanna County Deed Book 1409 at Page 403.

   09. Right-of-way for gas pipeline in the Borough of Dalton, Lackawanna County, from Mary Ann Ketchur, by Indenture dated
August 14, 1992 and recorded September 25, 1992 in Lackawanna
County, Deed Book 1409 at Page 366.

   10.  Right-of-way for gas pipeline in the Borough of Old
Forge, Lackawanna County, from Betty Domiano, by Indenture dated
August 19, 1992 and recorded September 25, 1992 in Lackawanna
County Dead Book 1409 at Page 370.

   11. Right-of-way for gas pipeline in the Township of Fell, Lackawanna County, from Anthony M. Mikloiche, et ux, by Indenture dated August 20, 1992 and recorded September 25, 1992 in
Lackawanna County Deed Book 1409 at Page 374.

   12. Right-of-way for gas pipeline in the Township of Scott, Lackawanna County, from Scott Township Hose Company No. 1, by
Indenture dated August 29, 1992 and recorded September 25, 1992 in Lackawanna County Deed Book 1409 at Page 378.

   13.  Right-of-way for gas pipeline in the Borough of Dickson
City, Lackawanna County, from Ann Sposto, widow, by Indenture dated August 31, 1992 and recorded September 25, 1992 in
Lackawanna County Deed Book 1409 at Page 383.

   14. Right-of-way for gas pipeline in the Borough of Moosic, Lackawanna County, from Patricia Daniels, widow, by Indenture dated September 10, 1992 and recorded September 25, 1992 in
Lackawanna County Deed Book 1409 at Page 387.

   15. Right-of-way for gas pipeline in the Township of Scott, Lackawanna County, from Henry P. Koruszko, et ux, by Indenture dated September 22, 1992 and recorded September 25, 1992 in
Lackawanna County Deed Book 1409 at Page 340.

   16. Right-of-way for water pipeline in the City of Scranton, Lackawanna County, from Rev. Timlin, Trustee for St. Anthony of Padua Roman Catholic Parish of Scranton, by Indenture dated September 23, 1992 and recorded October 30, 1992 in Lackawanna County Deed Book 1413 at Page 144.

   17.  Right-of-way for gas pipeline in the Borough of Clarks
Green, Lackawanna County, from David T. Richards, et ux, by
Indenture dated September 27, 1992 and recorded October 30, 1992 in Lackawanna County Deed Book 1413 at Page 116.

   18. Right-of-way for gas pipeline in the Borough of Dunmore, Lackawanna County, from William Fontanella, et ux, by Indenture dated September 29, 1992 and recorded October 30, 1992 in
Lackawanna County Deed Book 1413 Page 120.

   19.  Right-of-way for gas pipeline in the Township of South
Abington, Lackawanna County, from Mark D. Young, et ux, by
Indenture dated September 28, 1992 and recorded October 30, 1992 in Lackawanna County Deed Book 1413 at Page 124.

   20.  Right-of-way for gas pipeline in the Township of South
Abington, Lackawanna County, from John Wesley Sebing, Sr., et ux, by Indenture dated September 28, 1992 recorded October 30, 1992 in Lackawanna County Deed Book 1413 at Page 128.

   21. Right-of-way for gas pipeline in the Borough of Archbald, Lackawanna County, from Thomas D. McAndrews, et ux, by Indenture dated September 30, 1992 and recorded October 30, 1992 in
Lackawanna County Deed Book 1413 at Page 132.

   22. Right-of-way for gas pipeline in ft Borough of Jessup, Lackawanna County, from Helen Zinsky, by Indenture dated
October 1, l992 and recorded October 30, 1992 in Lackawanna
County Deed Book 1413 at Page 136.

   23. Right-of-way for gas pipeline in the Township of Carbon-dale, Lackawanna County, from Paul Fife, et ux, by Indenture dated October 1, 1992 and recorded October 30, 1992 in Lackawanna
County Deed Book 1413 at Page 140.

   24. Right-of-way for gas pipeline in the Borough of Moosic, Lackawanna County, from Michael P. Ruane, et ux, by Indenture dated October 5, 1992, and recorded October 30, 1992 in
Lackawanna County Deed Book 1413 at Page 112.


                              IV

   The following rights-of-way and/or easements situate in the County of Luzerne and Commonwealth of Pennsylvania, to wit:

   01.  Right-of-way for gas pipeline in the Borough of West
Wyoming, Luzerne County, from Diamond Manufacturing Company, by
Indenture dated July 8, 1992 and recorded October 28, 1992 in
Luzerne County Deed Book 2436 at Page 629.

   02. Right-of-way for water pipeline in the Township of Plains, Luzerne County, from Consolidated Rail Corporation, by
Indenture dated August 10, 1992 and recorded October 28, 1992 in
Luzerne County Deed Book 2436 at Page 781.

   03.  Right-of-way for gas pipeline in the Borough of Forty-
Fort, Luzerne County, from Thomas J. Roccograndi, et ux, by
Indenture dated August 11, 1992 and recorded September 24, 1992 in Luzerne County Deed Book 2432 at Page 1131.

   04.  Right-of-way for gas pipeline in the Borough of West
Wyoming, Luzerne County, from William C. Marcato, by Indenture dated August 11, 1992 and recorded September 24, 1992 in Luzerne
County Deed Book 2432 at Page 1127.

   05. Right-of-way for gas pipeline in the Borough of Larksville, Luzerne County, from Frank Cartwright, et ux, by
Indenture dated August 11, 1992 and recorded September 24, 1992 in Luzerne County Deed Book 2432 at Page 1123.

   06.  Right-of-way for gas pipeline in the City of Wilkes-
Barre, Luzerne County, from North America Islamic Trust, Inc., by
Indenture dated August 14, 1991 and recorded September 24, 1992 in Luzerne County Deed Book 2432 at Page 1114.

   07. Right-of-way for gas pipeline in the City of Nanticoke, Luzerne County, from Ceila Augustine, by Indenture dated
August 14, 1992 and recorded September 24, 1991 in Luzerne County
Deed Book 2432 at Page 1119.

   08. Right-of-way for gas pipeline in the City of Nanticoke, Luzerne County, from Mary Ann Gebhardt, et al, by Indenture dated
August 14, 1992 and recorded September 24, 1992 in Luzerne County
Deed Book 2432 at Page 1104.

   09. Right-of-way for gas pipeline in the Township of Plains, Luzerne County, from Szeles Real Estate Development Company, by
Indenture dated August 14, 1992 and recorded September 24, 1992 in Luzerne County Deed Book 2432 at Page 1109.

   10. Right-of-way for gas pipeline in the Township of Plains and Township f Jenkins, Luzerne County, from Joseph M. Lombardo,
Trustee, by Indenture dated August 17, 1992 and recorded
September 24, 1992 in Luzerne County Deed Book 2432 at Page 1098.

   11. Right-of-way for water pipeline in the Township of Plains and Township of Jenkins, Luzerne County, from Joseph M. Lombardo,
Trustee, by Indenture dated August 17, 1992 and recorded
September 24, 1992 in Luzerne County Deed Book 2432 at Page 1092.

   12. Right-of-way for gas pipeline in the Borough of Wyoming, Luzerne County, from Wyoming Historical and Geological Society, by Indenture dated August 18, 1992 and recorded September 24,
1992 in Luzerne County Deed Book 2432 at Page 1082.

   13. Right-of-way for gas pipeline in the City of Nanticoke, Luzerne County, from Greater Nanticoke Area School District, by
Indenture dated August 18, 1992 and recorded September 24, 1992 in Luzerne County Deed Book 2432 at Page 1087.

   14. Right-of-way for water pipeline in the Borough of Exeter, Luzerne County, from Bruno Tafani, et ux, by Indenture dated
August 20, 1992 and recorded September 24, 1992 in Luzerne County
Deed Book 2432 at Page 1077.

   15.  Right-of-way for gas pipeline in the Borough of Harveys
Lake, Luzerne County, from Joseph A. Lyons, et ux, by Indenture dated August 22, 1992 and recorded September 24, 1992 in Luzerne
County Deed Book 2432 at Page 1073.

   16. Right-of-way for water pipeline in the Township of Newport, Luzerne County, from Marcella Sedor, widow, by Indenture dated August 27, 1992 and recorded September 24, 1992 in Luzerne
County Deed Book 2432 at Page 1069.

   17. Right-of-way for gas pipeline in the Borough of Wyoming, Luzerne County, from County of Luzerne, by Indenture dated
September 2, 1992 and recorded September 24, 1992 in Luzerne
County Deed Book 2432 at Page 1064.

   18. Right-of-way for gas pipeline in the Borough of Swoyersville, Luzerne County, from Mark Akromas, et al, by
Indenture dated September 14, 1992 and recorded September 24,
1992 in Luzerne County Deed Book 2432 at Page 1060.

   19.  Right-of-way for gas pipeline in the Borough of Forty-
Fort, Luzerne County, from Fernando Araya, et ux, by Indenture dated September 14, 1992 and recorded September 24, 1992 in
Luzerne County Deed Book 2432 at Page 1056.

   20. Right-of-way for gas pipeline in the Township of Plains, Luzerne County, from Anna Stasik Sokola, et vir, by Indenture dated September 14, 1992 and recorded September 24, 1992 in
Luzerne County Deed Book 2432 at Page 1052.

   21. Right-of-way for water pipeline in the Township of Hanover, Luzerne County, from Housing Development Corporation of
Northeastern Pennsylvania, by Indenture dated September 22, 1992 and recorded October 28, 1992 in Luzerne County Deed Book 2436 at
Page 772.

   22. Right-of-way for gas pipeline in the Township of Hanover, Luzerne County, from Housing Development Corporation of North-eastern Pennsylvania, by Indenture dated September 22, 1992 and recorded October 28, 1992 in Luzerne County Deed Book 2436 at Page 763.

   23. Right-of-way for cathodic protection in the Township of Jenkins, Luzerne County, from Township of Jenkins, by Indenture dated September 22, 1992 and recorded October 28, 1992 in Luzerne
County Deed Book 2436 at Page 759.

   24. Right-of-way for gas pipeline in the Borough of Plymouth, Luzerne County, from Carl G. Zlotek, et ux, by Indenture dated
September 29, 1992 and recorded October 28, 1992 in Luzerne
County Deed Book 2436 at Page 744.

   25. Right-of-way for water pipeline in the Township of Plains, Luzerne County, from Consolidated Rail Corporation, by
Indenture dated September 30, 1992 and recorded October 28, 1992 in Luzerne County Deed Book 2436 at Page 749.

   26. Right-of-way for water pipeline in the Township of Hanover, Luzerne County, from Greater Wilkes-Barre Industrial Fund, Inc., et al, by Indenture dated October 1, 1992 and recorded October 28, 1992 in Luzerne County Deed Book 2436 at Page 738.

   27. Right-of-way for gas pipeline in the Township of Hanover, Luzerne County, from Greater Wilkes-Barre Industrial Fund, Inc., et al, by Indenture dated October 1, 1992 and recorded
October 28, 1992 in Luzerne County Deed Book 2436 at Page 732.

   28. Right-of-way for gas pipeline in the Borough of Wyoming, Luzerne County, from Borough of Wyoming, by Indenture dated
October 5, 1992 and recorded October 28, 1992 in Luzerne County
Deed Book 2436 at Page 727.

   29. Right-of-way for gas pipeline in the Borough of Wyoming, Luzerne County, from Eric H. Ragantesi, by Indenture dated
October 6, 1992 and recorded October 28, 1992 in Luzerne County
Deed Book 2436 at Page 723.

   30. Right-of-way for water pipeline in the Township of Wilkes-Barre, Luzerne County, from First Union Real Estate Equity and Mortgage Investments, et al, by Indenture dated October 8, 1992 and recorded October 28, 1992 in Luzerne County Deed Book
2436 at Page 706.

   31. Right-of-way for gas pipeline in the City of Nanticoke, Luzerne County, from John B. Butchko, by Indenture dated
October 8, 1992 and recorded October 28, 1992 in Luzerne County
Deed Book 2436 at Page 702.

   32.  Right-of-way for gas pipeline in the City of Wilkes-
Barre, Luzerne County, from Sperling Tobacco Company, by Inden-ture dated October 15, 1992 and recorded October 28, 1992 in
Luzerne County Deed Book 2436 at Page 697.

   33. Right-of-way for gas pipeline in the Township of Hanover, Luzerne County, from Fred Karl, by Indenture dated October 15,
1992 and recorded October 28, 1992 in Luzerne County Deed Book
2436 at Page 693.

   34. Right-of-way for water pipeline in the Township of Plains, Luzerne County, from Greater Wilkes-Barre Industrial Fund, Inc., by Indenture dated October 19, 1992 and recorded October 28, 1992 in Luzerne County Deed Book 2436 at Page 686.

   35. Right-of-way for gas pipeline in the Township of Plains, Luzerne County, from Greater Wilkes-Barre Industrial Fund, Inc., by Indenture dated October 19, 1992 and recorded October 28, 1992 in Luzerne County Deed Book 2436 at Page 716.

   36. Right-of-way for gas pipeline in the Township of Hanover, Luzerne County, from Jon E. Lucas, by Indenture dated October 27,
1992 and recorded October 28, 1992 in Luzerne County Deed Book
2436 at Page 672.

   37.  Right-of-way for gas pipeline in the City of Wilkes-
Barre, Luzerne County, from Dan Rozanski, Inc., by Indenture dated October 27, 1992 and recorded October 28, 1992 in Luzerne
County Deed Book 2436 at Page 681.

   38.  Right-of-way for gas pipeline in the City of Wilkes-
Barre, Luzerne County, from Dan Rozanski, Inc., by Indenture dated October 27, 1992 and recorded October 28, 1992 in Luzerne
County Deed Book 2436 at Page 676.


                             V

   The following rights-of-way and/or easements situate in the County of Lycoming and Commonwealth of Pennsylvania. to wit:

   01. Right-of-way for gas pipeline in the City of Williamsport, Lycoming County, from State Farm Mutual Automobile
Insurance Company, by Indenture dated June 9, 1992 and recorded
June 11, 1992 in Lycoming County Deed Book 1880 at Page 169.

   02. Right-of-way for gas pipeline in the Borough of Montoursville, Lycoming County, from Pennsylvania College of
Technology, by Indenture dated July 2, 1992 and recorded
September 24, 1992 in Lycoming County Deed Book 1935 at Page 329.

   03.  Right-of-way for gas pipeline in the Borough of South
Williamsport, Lycoming County, from Consolidated Rail Corpora-tion, by Indenture dated July 13, 1992 and recorded September 24,
1992 in Lycoming County Deed Book 1935 at Page 342.

   04. Right-of-way for gas pipeline in the Borough of Montoursville, Lycoming County, from Consolidated Rail Corpora-tion, by Indenture dated July 13, 1992 and recorded September 24,
1992 in Lycoming County Deed Book 1935 at Page 333.

   05.  Right-of-way for gas pipeline in the Borough of South
Williamsport, Lycoming County, from George A. Hutchinson, by
Indenture dated July 20, 1992 and recorded September 24, 1992 in
Lycoming County Deed Book 1936 at Page 1.

   06. Right-of-way for gas pipeline in the Township of Loyalsock, Lycoming County, from Loyalsock Township School Dis-trict, by Indenture dated July 29, 1992 and recorded
September 24, 1992 in Lycoming County Deed Book 1936 at Page 5.

   07.  Right-of-way for gas pipeline in the Township of Muncy
Creek, Lycoming County, from Pennsylvania Fish Commission, by
Indenture dated August 5, 1992 and recorded October 29, 1992 in
Lycoming County Deed Book 1956 at Page 278.

   08.  Right-of-way for gas pipeline in the Township of Muncy
Creek, Lycoming County, from Roger D. Jarrett, et ux, by Inden-ture dated September 24, 1992 and recorded October 29, 1992 in
Lycoming County Deed Book 1956 at Page 286.

   09. Right-of-way for gas pipeline in the City of Williamsport, Lycoming County, from Pennsylvania College of
Technology, by Indenture dated September 28, 1992 and recorded
October 29, 1992 in Lycoming County Deed Book 1956 at Page 291.

   10.  Right-of-way for gas pipeline in the Township of Old
Lycoming, Lycoming County, from Township of Old Lycoming, by
Indenture dated October 26, 1992 and recorded October 29, 1992 in
Lycoming County Deed Book 1956 at Page 295.


                               VI

   The following rights-of-way and/or easements situate in the County of Northumberland and Commonwealth of Pennsylvania, to wit:

   01. Right-of-way for gas pipeline in the Borough of Northumberland, Northumberland County, from James R. Malloy, et ux, by Indenture dated September 24, 1992 and recorded
October 29, 1992 in Northumberland County Misc. Book 879 at Page
689.

   02. Right-of-way for gas pipeline in the Township of Turbot, Northumberland County, from Amos S. Martin, et ux, by Indenture dated October 22, 1992 and recorded October 29, 1992 in
Northumberland County Misc. Book 879 at Page 692.


                               VII

   The following rights-of-way and/or easements situate in the County of Snyder and Commonwealth of Pennsylvania, to wit:

   01. Right-of-way for gas pipeline in the Borough of Selinsgrove, Snyder County, from Kenneth H. Smith, et ux, by
Indenture dated September 24, 1992 and recorded October 29, 1992 in Snyder County Record Book 299 at Page 948.

   02. Right-of-way for gas pipeline in the Borough of Selinsgrove, Snyder County, from Philip A. Stroup, et ux, by
Indenture dated September 28, 1992 and recorded October 29, 1992 in Snyder County Record Book 299 at Page 952.


                               VIII

   The following rights-of-way and/or easements situate in the County of Susquehanna and Commonwealth of Pennsylvania, to wit:

   01. Right-of-way for gas pipeline in the Township of Auburn, Susquehanna County, from William J. Falzone, et ux, by Indenture dated October 28, 1992 and recorded October 28, 1992 in
Susquehanna County Deed Book 485 at Page 1023.


                                IX

   The following rights-of-way and/or easements situate in the County of Wyoming and Commonwealth of Pennsylvania, to wit:

   01. Right-of-way for gas pipeline in the Township of Clinton, Wyoming County, from Lackawanna Trail Joint School District
Authority, by Indenture dated August 14, 1992 and recorded
September 25, 1992 in Wyoming County Deed Book 288 at Page 856.

   SAVING AND EXCEPTING, HOWEVER, FROM THE PROPERTY DESCRIBED OR
REFERRED TO ABOVE, all property which is reserved or excepted from the lien and operation of the Indenture by virtue of the exceptions contained in the Granting Clauses thereof.

   TO HAVE AND TO HOLD the same, unto the Trustee and its successors and assigns forever;

   SUBJECT, HOWEVER, to permitted encumbrances as defined in the Original Indenture and to any lien thereon existing, and to any liens for unpaid portions of the purchase money placed thereon, at the time of acquisition, and also subject to the provisions of
Article 12 of the Original Indenture;

   IN TRUST, NEVERTHELESS, upon the terms and trusts set forth in the Indenture.

   PROVIDED, HOWEVER, and these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid unto the holders of bonds issued and to be issued under the Indenture the principal and interest, and pre-mium, if any, due or to become due in respect thereof at the times and in the manner stipulated therein and shall keep, per-form and observe all and singular the covenants and promises in said bonds and in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then the Indenture and the estates and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

   IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the parties hereto that the Company will protect and make effec-tive the lien intended to be created by the Indenture with respect to all of the properties hereinabove described and that all bonds are to be issued, authenticated, delivered and held, and that all property subject or to become subject to the Inden-ture is to be held, subject to the further covenants, conditions, uses and trusts set forth in the Original Indenture as heretofore supplemented, and as supplemented by this Twenty-Sixth Supplemen-tal Indenture, in all respects as if said property was specific-ally described in the Granting Clauses of the Original Indenture and the Company, for itself and its successors, doth hereby covenant and agree to and with the Trustee, for the benefit of those who hold said bonds as follows:


                            ARTICLE 1.
              CREATION OF BONDS OF THE EIGHTEENTH SERIES

   Sec. 1.01. There is hereby created a new series of bonds to be issued under the Original Indenture which shall be designated First Mortgage Bonds 8.375% Series due 2002. Without limiting the rights of the holders of the bonds under Section 2.11 of the Original Indenture, the aggregate principal amount of bonds of the Eighteenth Series shall be limited to $30,000,000. All bonds of the Eighteenth Series shall mature December 1, 2002, and shall bear interest at the rate of 8.375% per annum, payable semi-annually on the first day of June and first day of December in each year, commencing June 1, 1993. The principal of and interest on each such bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, and both principal and interest shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

   The bonds of the Eighteenth Series shall be dated the date of their authentication and shall bear interest from the date of the bond (except that if any such bond shall be authenticated after the first interest payment date for bonds of the Eighteenth Series it shall bear interest from the interest payment date next preceding the date of such bond, and except that if any bond of the Eighteenth Series is authenticated between a record date, as defined below, and the interest payment date in respect thereof it shall bear interest from such interest payment date). So long as there is no existing default in the payment of interest on the bonds of the Eighteenth Series, the person in whose name any bond of the Eighteenth Series is registered at the close of business on the record date with respect to any interest payment date (the term "record date" as used with respect to an interest payment date shall mean the fifteenth day of May or the fifteenth day of November next preceding the interest payment date whether or not such fifteenth day is a business day) shall be entitled to re-ceive the interest payable on such interest payment date notwith-standing any transfer or exchange of the bond of the Eighteenth Series subsequent to the record date and on or prior to the interest payment date, except if, and to the extent, the Company shall default in the payment of the interest due on such interest payment date, the default interest shall be paid to the person in whose name the bond of the Eighteenth Series is registered five
(5) days before the date of payment of the defaulted interest.

   Bonds of the Eighteenth Series shall be issued as fully regis-tered bonds without coupons, in denominations of $1,000 and mul-tiples thereof from time to time authorized by the Board of Directors.

   Bonds of the Eighteenth Series shall be registrable and inter-changeable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in the manner and upon the terms set forth in Section 2.05 of the Original Indenture, upon payment of charges as required or permitted by the provisions of
Section 2.08 of the Original Indenture as amended.

   The bonds of the Eighteenth Series shall be redeemable upon not less than thirty (30) nor more than sixty (60) days' prior notice, in whole or in part, pursuant to the requirements of the Indenture, upon the terms and conditions hereinafter specified in
Section 1.02 hereof.

   Sec. 1.02. The bonds of the Eighteenth Series are subject to mandatory redemption, in whole or in part (but if in part on a pro rata basis with bonds of all other series then outstanding under the Indenture), pursuant to the provisions of Section 8.13 of the Indenture at a redemption price equal to 100% of the prin-cipal amount of the bonds of the Eighteenth Series to be redeemed plus interest accrued to the date fixed for redemption. The bonds of the Eighteenth Series are not otherwise subject to redemption prior to their maturity.

   Sec. 1.03. The holder of each and every bond of the Eighteenth Series hereby agrees to accept payment thereof prior to maturity on the terms and conditions of Section 1.02 hereof and in Section 8.13 of the Indenture.


                           ARTICLE 2.
        NO SINKING FUND FOR BONDS OF THE EIGHTEENTH SERIES.

   Bonds of the Eighteenth Series will not be entitled to the benefit of a sinking fund.


                            ARTICLE 3.
           ISSUANCE OF BONDS OF THE EIGHTEENTH SERIES.

   Bonds of the Eighteenth Series may be executed, authenticated and delivered from time to time as provided or permitted by the provisions of Article 3 of the Original Indenture and the provi-sions of this Twenty-Sixth Supplemental Indenture.


                             ARTICLE 4.
                           MISCELLANEOUS.

  Sec. 4.01. Sections 4.10, 4.11 and 8.13 of the Original Inden-ture, as amended by Section 4.01 of Article 4 of the Fourth, Ninth, Tenth, Twelfth, Fourteenth, Fifteenth, Sixteenth, Seven-teenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second, Twenty-Third, Twenty-Fourth and Twenty-Fifth Supplemental Indentures, are hereby further amended by this Twenty-Sixth Sup-plemental Indenture by inserting in each such section the words "or bonds of the 8.375% Series due 2002" immediately after the words "bonds of the 2 7/8% Series due 1976 or bonds of the 3 1/2% Series due 1982 or bonds of the 4 7/8% Series due 1987 or bonds of the 4 3/4% Series due 1983 or bonds of the 5 1/2% Series due 1985 or bonds of the 5% Series due 1986 or bonds of the 4 5/8% Series due 1988 or bonds of the 5 7/8% Series due 1991 or bonds of the 6 7/8% Series due 1992 or bonds of the 10% Series due 1995 or bonds of the 8% Series due 1997 or bonds of the 9 1/4% Series due 1996 or bonds of the 9% Series due 1991 or bonds of the 9.23% Series due 1999 or bonds of the 9.34% Series due 2019 or bonds of the 9.57% Series due 1996 or bonds of the 7.20% Series due 2017" each time such last mentioned words occur therein.

   Sec. 4.02. The Trustee accepts the trusts hereby declared and provided and agrees to perform the same upon the terms and condi-tions in the Original Indenture and in this Twenty-Sixth Supple-mental Indenture set forth. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-Sixth Supplemental Indenture or the due execution hereof by the Company, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

   The Original Indenture as heretofore supplemented by twenty-five supplemental indentures and as supplemented by this Twenty-Sixth Supplemental Indenture is in all respects ratified and confirmed, and the Original Indenture, together with the twenty-six indentures supplemental thereto, shall be read, taken and construed as one and the same indenture.

   Sec. 4.03. This Twenty-Sixth Supplemental Indenture may be executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

   Pennsylvania Gas and Water Company does hereby constitute and appoint Thomas J. Ward to be its attorney for it, and in its name and as and for its corporate set act and deed to acknowledge this Twenty-Sixth Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded, and Morgan Guaranty Trust Company of New York does hereby constitute and appoint Peter V. Murphy to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this Twenty-Sixth Supplemental Indenture before any person having authority by the laws of the State of New York to take such acknowledgment, to the intent that the same may be duly recorded.

   IN WITNESS WHEREOF, said PENNSYLVANIA GAS AND WATER COMPANY and said MORGAN GUARANTY COMPANY OF NEW YORK have caused this Supplemental Indenture to be signed in their respective corporate names, and their respective corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized, all as of the day and year first above written.


                               PENNSYLVANIA GAS AND WATER COMPANY



                               By:    JOHN F. KELL, JR.
                                  ---------------------------
                                  Name:  John F. Kell, Jr.
                                  Title: Vice President, Finance


                                            [CORPORATE SEAL]



Attest:   THOMAS J. WARD
        ------------------
             Secretary


                               MORGAN GUARANTY TRUST COMPANY OF
                                      NEW YORK, as TRUSTEE




                               By:   M. CULHANE
                                  ---------------------------
                                  Name:  M. Culhane
                                  Title: Vice President


                                            [CORPORATE SEAL]


Attest:   PETER V. MURPHY
        -------------------
        Assistant Secretary

COMMONWEALTH OF PENNSYLVANIA
COUNTY OF LUZERNE
ss:

   BE IT REMEMBERED that on the 9th day of December, A. D., 1992, before me, Mary M. Gillette, a Notary Public in and for said County and said Commonwealth, commissioned for and residing in the County of Luzerne, personally came Thomas J. Ward, who, being duly sworn according to law, doth depose and say that he was per-sonally present and did see the common or corporate seal of the above-named PENNSYLVANIA GAS AND WATER COMPANY affixed to the foregoing Supplemental Indenture; that the seal so affixed is the common or corporate seal of said PENNSYLVANIA GAS AND WATER COM-PANY and was so affixed by authority of said corporation as the act and deed thereof; that the above-named John F. Kell, Jr. is the Vice President, Finance of said corporation and did sign the said Supplemental Indenture as such in the presence of this depo-nent; that this deponent is the Secretary of the said corporation and that the name of this deponent above signed in attestation of the due execution of the said Supplemental Indenture, is in this deponent's own proper handwriting.



                                   THOMAS J. WARD
                               -----------------------
                                   Thomas J. Ward



      [NOTARIAL SEAL]




Sworn and subscribed before me
  the day and year aforesaid


       MARY M. GILLETTE
------------------------------
        Notary Public

COMMONWEALTH OF PENNSYLVANIA
COUNTY OF LUZERNE
ss:


   I HEREBY CERTIFY that on this 9th day of December, A. D., 1992, before me, Mary M. Gillette, a Notary Public in and for said County and said Commonwealth, commissioned for and residing in the County of Luzerne, personally appeared Thomas J. Ward, the attorney named in the foregoing Supplemental Indenture, and he, by virtue and in pursuance of the authority therein conferred upon him, acknowledged said Supplemental Indenture to be the act and deed of the said PENNSYLVANIA GAS AND WATER COMPANY.

   Witness my hand and notarial seal the day and year aforesaid.



                                    MARY M. GILLETTE
                               --------------------------
                                      Notary Public


                                    [NOTARIAL SEAL]

STATE OF NEW YORK
COUNTY OF NEW YORK
ss:

   BE IT REMEMBERED that on the 8th day of December, A. D., 1992, before me, Alison M. Levchuck, a Notary Public in and for said County and State, commissioned for the County of New York, per-sonally came Peter V. Murphy, who, being duly sworn according to law, doth depose and say that she was personally present and did see the common or corporate seal of the above-named MORGAN GUARANTY TRUST COMPANY OF NEW YORK affixed to the foregoing Sup-plemental Indenture; that the seal so affixed is the common or corporate seal of said MORGAN GUARANTY TRUST COMPANY OF NEW YORK and was so affixed by authority of said corporation as the act and deed hereof; that the above-named M. Culhane is a Vice Presi-dent of said corporation and did sign the said Supplemental Indenture as such in the presence of this deponent; that this deponent is an Assistant Secretary of said corporation and that the name of this deponent, above signed in attestation of the due execution of the said Supplemental Indenture, is in this deponent's own proper handwriting.



                                   PETER V. MURPHY
                               -----------------------
                                   Peter V. Murphy




Sworn and subscribed before me
  the day and year aforesaid.


       ALISON M. LEVCHUCK
------------------------------
         Notary Public


      [NOTARIAL SEAL]

STATE OF NEW YORK
COUNTY OF NEW YORK
ss:


   I HEREBY CERTIFY that on this 8th day of December, A. D., 1992, before me, Alison M. Levchuck, a Notary Public in and for said County and State, commissioned for the County of New York, personally appeared Peter V. Murphy, the attorney named in the foregoing Supplemental Indenture, and she, by virtue and in pur-suance of the authority therein conferred upon her, acknowledged said Supplemental Indenture to be the act and deed of the said MORGAN GUARANTY TRUST COMPANY OF NEW YORK.

   Witness my hand and notarial seal the day and year aforesaid.



                                    ALISON M. LEVCHUCK
                               --------------------------
                                      Notary Public


                                    [NOTARIAL SEAL]




                   CERTIFICATE OF RESIDENCE

   MORGAN GUARANTY TRUST COMPANY OF NEW YORK hereby certifies that its precise name and address as Trustee hereunder are:
MORGAN GUARANTY TRUST COMPANY OF NEW YORK, No. 60 Wall Street,
New York, New York  10260.



                                By:   CATHERINE F. DONOHUE
                                    --------------------------
                                    Name:  Catherine F. Donohue
                                    Title: Trust Officer